UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 15, 2010

Wise Metals Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117622	52-2160047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

857 Elkridge Road, Suite 600

Linthicum, Maryland 21090

(Address of principal executive offices)

(410) 636-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Termination of Indenture Governing the Senior Secured 10.25% Notes

On November 15, 2010, Wise Metals Group, LLC and Wise Alloys Finance Corporation (together, the “Company”) gave irrevocable notice to The Bank of New York Mellon, as Trustee under the Indenture dated as of May 5, 2004, by and among the Company, the Guarantors party thereto and the Bank of New York Mellon, to redeem all outstanding Notes effective December 15, 2010 at a redemption price of 100.000% of the principal amount of the outstanding Notes together with accrued and unpaid interest.

It is expected that funds sufficient to pay these amounts will become available to the Trustee on November 16, 2010. At such time the Trustee will also pay the interest installment due on November 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISE METALS GROUP LLC

By:	/s/ KENNETH STASTNY
Name:	Kenneth Stastny
Title:	Chief Financial Officer

Date: November 15, 2010